UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2010
SOMAXON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 210, Solana Beach, California	92075

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 12, 2010, Somaxon Pharmaceuticals, Inc. (the “Company”) appointed Tran B. Nguyen, 36, as the Company’s Vice President and Chief Financial Officer. In such role Mr. Nguyen will also serve as the Company’s principal financial officer.
Mr. Nguyen brings to the Company more than 10 years of finance experience primarily focused in the life science industry. Previously, Mr. Nguyen was Vice President of Finance and Chief Financial Officer at Metabasis Therapeutics, Inc., a biopharmaceutical company, where he was responsible for managing all finance and accounting, and played a significant role in strategic and operating decisions from March 2009 until the company was sold to Ligand Pharmaceuticals Incorporated in January 2010. Prior to joining Metabasis, Mr. Nguyen was a Vice President in the Healthcare Investment Banking group at Citi Global Markets, Inc. from May 2007 until January 2009, where he was responsible for senior and junior relationship management of small-to-large-cap biotechnology and specialty pharma companies on the West Coast. Mr. Nguyen served in the Healthcare Investment Banking group at Lehman Brothers, Inc. as a Vice President from January 2006 until April 2007, and as an associate from July 2004 until December 2005 where he was responsible for executing various transactions including equity, equity-linked, debt and mergers and acquisitions for small-to-large-cap biotechnology and specialty pharma companies. Mr. Nguyen received a B.A. in Economics and Psychology from Claremont McKenna College, and an M.B.A. from the Anderson School of Management at U.C.L.A.
Employment Agreement of Tran B. Nguyen, Vice President and Chief Financial Officer
The Company and Mr. Nguyen entered into an employment agreement effective as of April 12, 2010 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Nguyen is required to devote his full business time, attention, energy, skill and diligent efforts to the Company’s business. Mr. Nguyen’s annual base salary will be $285,000. The Employment Agreement does not provide for automatic annual increases in salary, but provides for annual salary reviews beginning after the Company’s 2010 fiscal year. Mr. Nguyen will also be eligible to participate in any bonus plan that the Company puts into effect that is applicable to the Company’s vice presidents.
Mr. Nguyen was granted options to purchase 200,000 shares of the Company’s common stock under the 2005 Equity Incentive Award Plan (the “Plan”) at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on April 12, 2010. Twenty-five percent of the options will vest on April 12, 2011, and 1/36th of the remaining number of options will vest monthly over the following three years, in each case subject to Mr. Nguyen’s continued employment by the Company.
Mr. Nguyen was also granted 25,000 restricted stock units (“RSUs”) under the Plan. One-third of such RSUs will vest on April 12, 2011, an additional one-third will vest on January 1, 2012 and the remaining one-third will vest on January 1, 2013, in each case subject to Mr. Nguyen’s continued employment by the Company.
Mr. Nguyen will also be reimbursed for certain relocation expenses, subject to certain conditions, including temporary living expenses in San Diego, CA, reasonable expenses relating to the sale of Mr. Nguyen’s current home in San Mateo, CA, closing costs associated with the purchase of a primary residence in San Diego, CA and moving of household goods, which expenses will be grossed-up to the extent the amounts are taxable. A portion of these relocation expenses must be repaid if Mr. Nguyen’s employment is terminated by the Company for “cause” (as defined in the Employment Agreement) or by Mr. Nguyen for any reason other than for “good reason” (as defined in the Employment Agreement) prior to the first anniversary of his commencement of employment.
The Company has the right to terminate Mr. Nguyen’s employment at any time with or without “cause” (as defined in the Employment Agreement). Mr. Nguyen may resign with or without “good reason” (as defined in the Employment Agreement) upon 30 days written notice.
In the event Mr. Nguyen’s employment is terminated as a result of his disability, he will receive any accrued but unpaid base salary or unused paid time-off as of the date of termination, an amount equal to his base salary for the 12-month period immediately prior to such termination and, in the discretion of the Company’s Board of Directors (the “Board”), a pro-rated bonus for the year in which the termination occurs.
The Employment Agreement also provides Mr. Nguyen with certain severance benefits in the event his employment is terminated by the Company other than for cause or if he resigns with good reason. Specifically, in the event of such a termination or resignation, Mr. Nguyen will receive any accrued but unpaid base salary or unused paid time-off as of the date of termination or resignation, an amount equal to his base salary for the 12-month period immediately prior to such termination or resignation, 12 months of health care benefits continuation at the Company’s expense, 12 months of the portion of the monthly premiums for his life insurance and disability insurance coverage that are borne by the Company and, in the discretion of the Board, a pro-rated bonus for the year in which the termination or resignation occurs. In addition, that portion of Mr. Nguyen’s stock awards which would have vested if Mr. Nguyen had remained employed for an additional 12 months will immediately vest on the date of such termination or resignation, and he will be entitled to exercise such stock awards for 180 days following the date of termination or resignation.
In the event of a “change of control” (as defined in the Employment Agreement) of the Company, 50% of Mr. Nguyen’s unvested stock awards will immediately vest on the date of the change of control and any remaining unvested stock awards will vest on the one year anniversary of the date of the change of control. In addition, in the event Mr. Nguyen’s employment is terminated by the Company other than for cause or if Mr. Nguyen resigns with good reason, in each case within 12 months after the date of the change of control, all of Mr. Nguyen’s unvested stock awards will immediately vest on the date of such termination or resignation, and he will be entitled to exercise such stock awards for 180 days following the date of termination or resignation.
A complete copy of the Employment Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to such exhibit.
Item 7.01. Regulation FD Disclosure
On April 12, 2010, the Company issued a press release announcing the effectiveness of the Employment Agreement, among other things. A copy of the press release is attached hereto as Exhibit 99.1.
The foregoing information in Item 7.01 of this Current Report on Form 8-K, together with the press release attached hereto as Exhibit 99.1, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.
By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of Item 7.01 in this report or the press release attached hereto as Exhibit 99.1. The information contained in the press release is summary information that is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement dated April 12, 2010, between Somaxon Pharmaceuticals, Inc. and Tran B. Nguyen.

99.1	Press Release, dated April 12, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2010	SOMAXON PHARMACEUTICALS, INC.
	By:	/s/ Matthew W. Onaitis
		Name:	Matthew W. Onaitis
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement dated April 12, 2010, between Somaxon Pharmaceuticals, Inc. and Tran B. Nguyen.

99.1	Press Release, dated April 12, 2010.